UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

NORLIGHT TELECOMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Wisconsin	39-1712867
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

13935 Bishops Drive

Brookfield, WI 53005-6605

(Address of Principal Executive Offices)

(262) 792-9700

(Registrant’s Telephone Number, Including Area Code)

with copies to:
Steven J. Smith Chairman and Chief Executive Officer Journal Communications, Inc. 333 West State Street Milwaukee, Wisconsin 53203 (414) 224-2425		Benjamin F. Garmer, III Russell E. Ryba Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934: None

Securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:

Common Stock, $1.00 par value

(Title of Class)

INFORMATION INCLUDED IN INFORMATION STATEMENT AND

INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This Amendment No. 1 to the Registration Statement on Form 10 (the “Form 10”) incorporates by reference information contained in the information statement filed as Exhibit 99 hereto (the “Information Statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement

Item 1.	Business	See “Summary,” “The Spin-Off,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and “Regulatory Overview.”

Item 1A.	Risk Factors	See “Risk Factors.”

Item 2.	Financial Information	See “Summary,” “Selected Financial Data,” “Capitalization,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Item 3.	Properties	See “Business – Properties.”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Principal Shareholders.”

Item 5.	Directors and Executive Officers	See “Management.”

Item 6.	Executive Compensation	See “The Spin-Off – Treatment of Stock Options and Other Stock-Based Awards,” and “Management.”

Item 7.	Certain Relationships and Related Transactions	See “Agreements with Journal.”

Item 8.	Legal Proceedings	See “Business – Legal Proceedings,” and Note 9 to the Registrant’s Notes to Financial Statements (see “Index to Financial Statements”).

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	See “Summary,” “Questions and Answers about the Spin-Off,” “The Spin-Off,” “Dividend Policies,” and “Description of Capital Stock.”

Item 10.	Recent Sales of Unregistered Securities	Not applicable.

Item 11.	Description of Registrant’s Securities to be Registered	See “Description of Capital Stock.”

Item 12.	Indemnification of Directors and Officers	See “Description of Capital Stock – Liability and Indemnification of Directors and Officers.”

Item 13.	Financial Statements and Supplementary Data	See “Index to Financial Statements” and the statements referenced thereon.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not applicable.

Item 15.	Financial Statements and Exhibits	See “Index to Financial Statements” and the statements referenced thereon.

(a)	Financial Statements. The following financial statements are included in the Information Statement and filed as part of this Registration Statement:

Norlight Telecommunications, Inc. Audited Financial Statements

Report of Independent Registered Public Accounting Firm

Balance Sheets as of December 25, 2005 and December 26, 2004

Statements of Earnings for the years ended December 25, 2005, December 26, 2004 and December 31, 2003

Statements of Cash Flows for the years ended December 25, 2005, December 26, 2004 and December 31, 2003

Statements of Changes in Invested Capital for the years ended December 25, 2005, December 26, 2004 and December 31, 2003

Notes to Financial Statements

Schedule II – Valuation and Qualifying Accounts

Norlight Telecommunications, Inc. Unaudited Financial Statements

Condensed Balance Sheets as of March 26, 2006 (Unaudited) and December 25, 2005

Unaudited Condensed Statements of Earnings for the first quarters ended March 26, 2006 and March 27, 2005

Unaudited Condensed Statements of Cash Flows for the first quarters ended March 26, 2006 and March 27, 2005

Unaudited Condensed Statements of Changes in Invested Capital for the first quarter ended March 26, 2006

Notes to Unaudited Condensed Financial Statements

All other schedules are omitted since the required information is not present, or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements and notes thereto.

(b)	Exhibits. The following exhibits are filed as exhibits hereto:

Exhibit No.	Exhibit Description

2	Form of Separation and Distribution Agreement by and between Norlight Telecommunications, Inc. and Journal Communications, Inc.*

Exhibit No.	Exhibit Description

3.1	Articles of Incorporation of Norlight Telecommunications, Inc.*

3.2	Bylaws of Norlight Telecommunications, Inc.*

4	Credit Agreement, dated as of , 2006, between Norlight Telecommunications, Inc. and .*

10.1	Form of Transition Services Agreement by and between Norlight Telecommunications, Inc. and Journal Communications, Inc.*

10.2	Form of Tax Sharing Agreement by and between Norlight Telecommunications, Inc. and Journal Communications, Inc.*

10.3#	Form of Retention Agreement between Norlight Telecommunications, Inc. and Michael J. Garvey, Michael S. Ulicki and Robert E. Rogers.

10.4#	Retention Agreement between Norlight Telecommunications, Inc. and Michael A. Briggs.

10.5#	Retention Agreement between Norlight Telecommunications, Inc. and James J. Ditter.*

10.6	Fiber Optic Joint Construction and Exchange Agreement by and between McLeodUSA Telecommunications Services, Inc. and Norlight Telecommunications, Inc., dated November 30, 1999, as amended (without exhibits).†

10.7	Indefeasible Right of Use Agreement by and between McLeodUSA Telecommunications Services, Inc. and Norlight Telecommunications, Inc., dated September 28, 2001, as amended (without exhibits).†

10.8	Fiber Optic Exchange Agreement and Grant of IRU between Norlight Telecommunications, Inc. and US Signal (f/k/a US XChange, LLC), dated June 28, 1999 (without exhibits).†

10.9	Fiber Optic Construction Agreement and Grant of IRU between Norlight Telecommunications, Inc. and US Signal (f/k/a US XChange, LLC), dated March 19, 1999 (without exhibits).†

21	Subsidiaries of Norlight Telecommunications, Inc. *

99.1	Information Statement, subject to completion, dated July 14, 2006.

99.2	Consent of Persons Named as Directors.

*	To be filed by amendment.
#	Denotes management plan or compensatory plan or arrangement.
†	Certain amendments and exhibits to agreement to be filed with subsequent amendment.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NORLIGHT TELECOMMUNICATIONS, INC.

By:	/s/ James J. Ditter
Name:	James J. Ditter
Title:	President

Date: July 14, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2	Form of Separation and Distribution Agreement by and between Norlight Telecommunications, Inc. and Journal Communications, Inc.*

3.1	Articles of Incorporation of Norlight Telecommunications, Inc.*

3.2	Bylaws of Norlight Telecommunications, Inc.*

4	Credit Agreement, dated as of , 2006, between Norlight Telecommunications, Inc. and .*

10.1	Form of Transition Services Agreement by and between Norlight Telecommunications, Inc. and Journal Communications, Inc.*

10.2	Form of Tax Sharing Agreement by and between Norlight Telecommunications, Inc. and Journal Communications, Inc.*

10.3#	Form of Retention Agreement between Norlight Telecommunications, Inc. and Michael J. Garvey, Michael S. Ulicki and Robert E. Rogers.

10.4#	Retention Agreement between Norlight Telecommunications, Inc. and Michael A. Briggs.

10.5#	Retention Agreement between Norlight Telecommunications, Inc. and James J. Ditter.*

10.6	Fiber Optic Joint Construction and Exchange Agreement by and between McLeodUSA Telecommunications Services, Inc. and Norlight Telecommunications, Inc., dated November 30, 1999, as amended (without exhibits).†

10.7	Indefeasible Right of Use Agreement by and between McLeodUSA Telecommunications Services, Inc. and Norlight Telecommunications, Inc., dated September 28, 2001, as amended (without exhibits).†

10.8	Fiber Optic Exchange Agreement and Grant of IRU between Norlight Telecommunications, Inc. and US Signal (f/k/a US XChange, LLC), dated June 28, 1999 (without exhibits).†

10.9	Fiber Optic Construction Agreement and Grant of IRU between Norlight Telecommunications, Inc. and US Signal (f/k/a US XChange, LLC), dated March 19, 1999 (without exhibits).†

21	Subsidiaries of Norlight Telecommunications, Inc. *

99.1	Information Statement, subject to completion, dated July 14, 2006.

99.2	Consent of Persons Named as Directors.

*	To be filed by amendment.
#	Denotes management plan or compensatory plan or arrangement.
†	Certain amendments and exhibits to agreement to be filed with subsequent amendment.